FOR IMMEDIATE RELEASE
Contact: Lauren DePaso
(502) 636-4506
Lauren.DePaso@kyderby.com

Churchill Downs Incorporated Announces Amendment to Revolving Credit and Term Loan Facility
Extends Tenor, Reduces Funding Costs

LOUISVILLE, Ky. (February 18, 2016) - Churchill Downs Incorporated (CHDN: NASDAQ) (CDI or the Company) announced today the closing of an amendment to its Fourth Amended and Restated Credit Agreement (the “Credit Agreement”). The Credit Agreement consists of a $500 million Senior Secured Revolving Credit Facility with a $225 million accordion feature and a $188.75 million Senior Secured Term Loan A Facility (collectively, the “Facilities”).

The five-year amendment extends the maturity for the Facilities to February 17, 2021 and makes the maturities coterminous. Previously, the maturities for the Revolving Credit Facility and Term Loan A Facility were May 17, 2018 and December 1, 2019, respectively. With the maturity extension of the Term Loan A Facility, the amortization schedule was modified, providing for quarterly principal payments throughout the term with a 50% bullet payment due at maturity.

The interest rates applicable to borrowings are LIBOR-based plus a spread, determined by the Company’s total leverage ratio. The amendment lowers the upper limit of the applied spread from 3.0% to 2.5%. It also offers a reduced pricing schedule for outstanding borrowings and commitment fees across all leverage pricing levels. The amendment does not alter the Company’s borrowing capacity. The amendment was approved by the Company’s Board of Directors in October 2015 and is effective concurrently with the closing.

ABOUT CHURCHILL DOWNS INCORPORATED
Churchill Downs Incorporated (CDI) (NASDAQ: CHDN), headquartered in Louisville, Ky., is an industry-leading racing, gaming and online entertainment company anchored by our iconic flagship event - The Kentucky Derby. We are a leader in brick-and mortar casino gaming with gaming positions in six states, and we are the largest, legal online account wagering platform for horseracing in the U.S., through our ownership of TwinSpires.com. We are also one of the world’s largest producers and distributors of mobile games through Big Fish Games, Inc.

CDI owns the world-renowned Churchill Downs Racetrack, home of the Kentucky Derby and Kentucky Oaks. CDI also owns casino operations in Miami Gardens, Fla.; racetrack, casino and video poker operations in New Orleans, La.; racetrack operations in Arlington Heights, Ill.; a casino resort in Greenville, Miss.; a casino hotel in Vicksburg, Miss.; a casino in Oxford, Maine; a 50 percent owned joint venture, Miami Valley Gaming and Racing LLC, in Lebanon, Ohio; a 25 percent owned membership interest, Saratoga Casino Holdings LLC, in Saratoga Springs, New York; the totalisator company, United Tote; and a collection of racing-related telecommunications and data companies. Additional information about CDI can be found online at www.churchilldownsincorporated.com

Information set forth in this news release contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the “Act”) provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this press release are made pursuant to the Act.

The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include: the effect of global economic conditions, including any disruptions in the credit markets; a decrease in consumers’ discretionary income; maintaining favorable relationships we have with third-party mobile platforms, the inability to secure new content from third-party developers on favorable terms, keeping our games free from programming errors or flaws, the effect if smart phone and tablet usage does not continue to increase; the financial performance of our racing operations; the impact of casino competition (including lotteries, online gaming and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in the markets in which we operate; our ability to maintain racing and gaming licenses to conduct our businesses; the impact of live racing day competition with other Kentucky, Illinois, Louisiana and Ohio racetracks within those respective markets; the impact of higher purses and other incentives in states that compete with our racetracks; costs associated with our efforts in support of alternative gaming initiatives; a substantial change in law or regulations affecting pari-mutuel or casino activities; a substantial change in allocation of live racing days; changes in Kentucky, Illinois, Louisiana or Ohio law or regulations that impact revenues or costs of racing in those states; the presence of wagering and casino operations at other states’ racetracks and casinos near our operations; our continued ability to effectively compete for the country’s horses and trainers necessary to achieve full field horse races; our continued ability to grow our share of the interstate simulcast market and obtain the consents of horsemen’s groups to interstate simulcasting; our ability to enter into agreements with other industry constituents for the purchase and sale of racing content for wagering purposes; our ability to execute our acquisition strategy and to complete or successfully operate acquisitions and planned expansion projects including the effect of required payments in the event we are unable to complete acquisitions; our ability to successfully complete any divestiture transaction; the inability of our totalisator company, United Tote, to maintain its processes accurately, keep its technology current or maintain its significant customers; the ability of Big Fish Games or TwinSpires to prevent security breaches within their online technologies; the loss of key personnel; the impact of natural and other disasters on our operations and our ability to obtain insurance recoveries in respect of such losses (including losses related to business interruption); our ability to integrate any businesses we acquire into our existing operations, including our ability to maintain revenues at historic or anticipated levels and achieve anticipated cost savings; changes in our relationships with horsemen’s groups and their memberships; our ability to reach agreement with horsemen’s groups on future purse and other agreements (including, without limitation, agreements on sharing of revenues from casinos and advance deposit wagering); and the effect of claims of third parties to intellectual property rights.

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